EXHIBIT 23(a)
                                                                   -------------

                        CONSENT OF INDEPENDENT AUDITORS'



The Board of Directors
Insilco Holding Co.:

We consent to the use of our audit report dated February 17, 2000 on the consolidated financial statements of Insilco Holding Co. and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period then ended incorporated herein by reference.



/s/ KPMG LLP

Columbus, Ohio
June 29, 2000